EXHIBIT 4.1
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA NUMBER  [ ]

SHARES [  ]
CUSIP # 37939A 10 6
Emporia Systems
Total Authorized issue 25,000,000 Shares
PAR VALUE $0.001 EACH COMMON STOCK

This is to Certify that [ ] is the owner of [ ] Fully Paid and non- assessable Shares of Common Stock, no par value of Global SmartCards, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.


WITNESS, the seal of the Corporation and the signatures of its Duly authorized officers.

Dated
Stock Transfer Agent:


Seal
[signature]                                 [signature]


------------------------------              ------------------------------------
Georgios Polyhronopoulos, Secretary          Georgios Polyhronopoulos, President


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The  following  abbreviations,  when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT  -  as  tenants  by  the  entireties
JT TEN - as joint tenants with right of survivorship  and not as tenants in common
UNIF GIFT MIN ACT - . . . . . Custodian . . . .
(Cust)   (Minor)  under  Uniform  Gifts  to  Minors  Act
____________
(State)

Additional abbreviations may also be used though not in the above list.

For the value received _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
[                ]

Please print or typewrite name and address including postal zip code of assignee

----------------- Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the sad Shares, on the books of the within names Corporation with full power of substitution in the premises.
Dated
     -----------------------
In presence of


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